Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
     We hereby consent to the incorporation by reference, in Registration Statement No. 33-63101 on Form S-8 of FirstMerit Corporation, our report dated April 25, 2007, relating to the financial statements of the FirstMerit Corporation and Affiliates Employees’ Salary Savings Retirement Plan for the year ended December 31, 2006, which appears in this Form 11-K.

s/Maloney + Novotny, LLC Cleveland, Ohio
July 11, 2008